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EXHIBIT 10.24

Assignment and License Agreement

    This Assignment and License Agreement (the "Agreement") is made and entered into as of September 21, 2001 (the "Effective Date") between SupplyAccess, Inc. ("SupplyAccess") and En Pointe Technologies, Inc. ("En Pointe").

    WHEREAS, SupplyAccess and En Pointe have entered into an Amended and Restated Information Technology Sourcing Agreement (the "IT Sourcing Agreement"), dated as of October 1, 1999;

    WHEREAS, SupplyAccess and En Pointe have entered into a Software License Amendment to the IT Sourcing Agreement (the "Software License"), also dated as of October 1, 1999;

    WHEREAS, the Parties desire to terminate the IT Sourcing Agreement and to transition certain services to En Pointe as set forth below;

    WHEREAS, En Pointe desires to purchase a license agreement to use the "AccessPointe" web site after August 15,2001; and

    WHEREAS, En Pointe desires to purchase certain hardware owned by SupplyAccess.

    NOW, THEREFORE, in consideration of the above premises and the covenants and agreements set forth herein, SupplyAccess and En Pointe (collectively, the "Parties") hereby agree as follows:

1. Definitions

1.1 Content means any and all text, graphics, data, and all other information and content that are displayed to individuals during their access and use of the Web Site. Content may include, but is not limited to, images, photographs, illustrations, audio clips, video clips, product pricing, and product information.

1.2 Confidential Information means all information, materials, documents, trade secrets, and financial reports given to a Party (the "Receiving Party") that relate to the disclosing Party's (the Disclosing Party's) business, operations, or technical or financial information, including but not limited to, all customer lists, business processes and methods, strategies, pricing information, data, computer models or codes (whether in source code, object code or any other form), computer processing and techniques, hardware and software configurations, algorithms, concepts, specifications, know-how, techniques, patents (including both pending applications and issued patents), and copyrightable works that are disclosed, directly or indirectly, by a Party, whether or not such information has been marked or identified as confidential or proprietary. Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of an act or failure to act on the part of the Receiving Party as required or, in the case of disclosures, permitted under this Agreement; (ii) was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with the Disclosing Party known to the Receiving Party; or (iv) is independently developed by the Receiving Party without a breach of this Agreement.

1.3 Customer Data means all data and information, either individual or aggregated, obtained or created by SupplyAccess that either identifies or can be associated with an individual En Pointe End User or En Pointe.

1.4 End Users means En Pointe's customers that purchase from En Pointe through or access information through the Web Site.

1.5 En Pointe SAP Application Software means all enhancements, bug fixes, upgrades, modifications, customizations, derivative works related to the SAP software (both object code and source code) licensed by En Pointe under the En Pointe SAP License used to run En Pointe's business (the "En Pointe SAP Licensed Software"), and copies thereof and documentation therefor, and all information, methods, and processes and intellectual property contained therein and related thereto, created or developed by SupplyAccess, its agents or personnel, and third-party vendors in the form they exist as of the Effective Date of this Agreement; the "Data Importer," namely the software in the form previously transferred by En Pointe to SupplyAccess that partially validates supplier data and maps such data into a common format file to import into SAP; the En Pointe specific enhancements made to the Gentran Software, the Clarify Software and the Vertex Software; and related pre-existing documentation and materials. This documentation shall include the following to the extent they existed prior to the Effective Date and were or are in the possession or control of SupplyAccess: all software manuals; business requirements, functional designs and specifications, and project plans for all projects and enhancements; SQL database diagrams and design flows; and a copy of the Production Control Log.

1.6 Shared Applications means the portion of the En Pointe SAP Application Software that resides in software, applications, documentation, methods, processes, materials, and intellectual property used by SupplyAccess outside of its obligations set forth in the IT Sourcing Agreement and excluding any En Pointe Confidential Information and enhancements to the Clarify Software.

1.7 Suppliers means those suppliers with whom En Pointe has an agreement to supply catalog information and products that may be ordered through the Web Site.

1.8 SupplyAccess Content means Content provided by SupplyAccess.

2. Termination of Prior Obligations and Transition Services

2.1 Transition Services. SupplyAccess agrees to provide to En Pointe those services as set forth in Exhibit "A" attached hereto and incorporated herein (the "Transition Services"). While SupplyAccess will provide En Pointe with the Transition Services, as of the IT Sourcing Expiration Date (set forth in Section 2.2), En Pointe bears full responsibility and liability for the operation and maintenance of the En Pointe SAP Application Software, the En Pointe SAP Licensed Software, and the assets listed in Exhibit B.

2.2 Termination of IT Sourcing Agreement. Notwithstanding anything to the contrary in the IT Sourcing Agreement, the IT Sourcing Agreement is terminated and the Term shall end at 11:59 p.m. PDT on the seventh (7th) day following the Effective Date of this Agreement (the "IT Sourcing Expiration Date"). Notwithstanding anything to the contrary in the IT Sourcing Agreement, SupplyAccess shall have no obligation to provide Termination Transition Assistance, including all assistance set forth in Section 11.2 of the IT Sourcing Agreement, unless specified under the terms and conditions of this Agreement.

2.3 Termination of Software License. Notwithstanding anything to the contrary in the Software License, the Software License and the license granted thereunder are terminated on the IT Sourcing Expiration Date. As of the IT Sourcing Expiration Date, En Pointe shall cease using the Licensed Programs in accordance with Section 5.2 of the Software License. Notwithstanding the second provision of Section 5.2, En Pointe and En Pointe's customers shall have no right to continue to use the Licensed Programs after the IT Sourcing Expiration Date. A copy of the Software License is attached hereto as Exhibit D.

2.4 Assignment and Transfer of the En Pointe SAP Application Software. SupplyAccess hereby sells, assigns, transfers, and immediately delivers to En Pointe all right, title, ownership, and interest including copyright, goodwill, and other intellectual property rights (and including any continuation, extension or renewal rights) in and to the En Pointe SAP Application Software. The En Pointe SAP Application Software specifically excludes the SupplyAccess SAP License (as defined in Section 2.5) and the software used by SupplyAccess to run the AccessPointe Web Site. En Pointe hereby grants SupplyAccess a non-exclusive, unrestricted, perpetual, irrevocable, assignable, transferable, world-wide, royalty-free license to operate, modify, sublicense, sell, display, create derivative works, and otherwise use in any and all manner the software, code, ideas, methodologies, trade secrets, know-how, confidential information, processes, goodwill, and all other intellectual property and other proprietary rights in the Shared Applications. SupplyAccess will own all modifications and enhancements it makes to the Shared Applications following the Effective Date of this Agreement provided that, notwithstanding this right, En Pointe shall own all right, title and interest in and to any modification, enhancements made to and derivatives made from the Shared Applications or the En Pointe SAP Application Software either by En Pointe, its agents or personnel or by SupplyAccess, its agents or personnel during the course of SupplyAccess', its agents or personnel, performing work for En Pointe.

2.5 SAP Licenses.

    (a) Notwithstanding anything to the contrary in this Agreement, each Party, prior to the Effective Date of this Agreement, has procured and retained its own license for use of SAP software (the "En Pointe SAP License" or the "Supply Access SAP License," whichever is applicable), and each party will be solely responsible for the continuing obligations to maintain its own SAP License.

    (b) Immediately upon execution of this Agreement, SupplyAccess shall deliver to En Pointe any software (both object and source code) that is in the possession or control of Supply Access and licensed by En Pointe under the En Pointe SAP License or other license.

2.6 Representations and Warranties:

    (a) To the best of SupplyAccess' knowledge, aside from the En Pointe SAP License, SupplyAccess is the sole owner of all right, title, and interest in the En Pointe SAP Application Software as it exists as of the Effective Date of this Agreement and, to the best of SupplyAccess' knowledge, no part of the En Pointe SAP Application Software violates or infringes upon any common law or statutory rights of any person or entity including rights related to copyrights, patents, trade secrets, contractual rights, or trade secret rights;

    (b) SupplyAccess represents and warrants that it has not previously assigned, licensed or otherwise transferred any rights in the En Pointe SAP Application Software to any other party; and

    (c) SupplyAccess warrants that, if applicable, it will assist En Pointe in acquiring and maintaining copyright protection upon, and confirming En Pointe's title to, the En Pointe SAP Application Software and Shared Application and documentation, at En Pointe's expense.

2.7 Ownership.

    (a) SupplyAccess acknowledges and agrees that En Pointe is the sole and exclusive owner of all right, title and interest in and to the En Pointe SAP License, the En Pointe SAP Application Software, by virtue of the assignment in Section 2.4, and to the Shared Applications, subject to the license right granted to SupplyAccess of the Shared Applications in Section 2.4, including all enhancements and modifications thereto and derivatives thereof, as of the Effective Date of this Agreement, including, but not limited to, all materials, computer software (in object and source code) content, script, programming code, technologies, "look and feel," data, or HTML script and any trade secrets, know-how, methodologies and processes and any intellectual property rights associated therewith (collectively, "En Pointe Materials"). SupplyAccess also acknowledges and agrees that En Pointe is the sole and exclusive owner of all right, title and interest in and to the trademark ACCESSPOINTE and any trademark applications or registrations or domain name registrations therefor, and any goodwill associated therewith. During the Term of this Agreement, all goodwill arising out of SupplyAccess' use of any En Pointe trademarks will inure solely to the benefit of En Pointe. SupplyAccess agrees that, except as specifically authorized in this Agreement, all intellectual property rights in the En Pointe Materials may only be exercised by En Pointe, including the rights to copy, reproduce, modify, transmit, create derivative works from, and file patent applications based in whole or in part on the En Pointe Materials. SupplyAccess further acknowledges and agrees that the En Pointe SAP Application Software and the Shared Applications, prior to and as of the Effective Date, do not infringe any intellectual property contained or embodied in the SupplyAccess Materials (as defined in Section 3.3) and that Supply Access waives any right to make such an infringement claim hereafter.

    (b) Customer Data. Notwithstanding anything to the contrary in this Agreement, En Pointe shall own all right, title and interest in and to all Customer Data regardless of where such data resides, including, without limitation, all such data residing at or in connection with the Web Site. Except to the extent necessary for SupplyAccess to use and copy the Customer Data to operate the Web Site, SupplyAccess shall have no right to use, copy, commercialize or distribute the Customer Data.

3. AccessPointe

3.1 Web Site. SupplyAccess will maintain the web site available on the World Wide Web portion of the Internet and located at the following URL (Uniform Resource Locator): accesspointe.com (the "Web Site"). The Web Site is defined by the form and the functions of the web site located at accesspointe.com as of the Effective Date of this Agreement. SupplyAccess' maintenance of the Web Site will include the services listed in Exhibit "E."

3.2 License to use AccessPointe. Beginning on the day after the IT Sourcing Expiration Date, SupplyAccess hereby grants to En Pointe a limited, exclusive license, solely for the remainder of the Term of this Agreement, to use the Web Site and the SupplyAccess Content incorporated therein, and to sublicense End Users to use the Web Site and the SupplyAccess Content incorporated therein.

3.3 Proprietary Rights of SupplyAccess. Except to the extent En Pointe owns exclusive rights in the En Pointe SAP Application Software, and owns the Shared Applications and to the extent that SupplyAccess has a license right in the Shared Applications as set forth in Section 2.4 of this Agreement, SupplyAccess owns and retains all right, title and interest in all rights and interest in the assets transferred prior to the Effective Date to SupplyAccess by En Pointe, including all enhancements and modifications to those assets, the Web Site, and all of SupplyAccess' software, SupplyAccess SAP License, SupplyAccess' products and services, and SupplyAccess' other assets (the "SupplyAccess Assets"), including, but not limited, to all materials, computer software (in object code and source code form), content, script, programming code, technologies, "look and feel," data (excluding En Pointe Customer Data), information or HTML script developed, provided or collected by SupplyAccess, and any trade secrets, know-how, methodologies and processes related to the SupplyAccess Assets, and including all intellectual property rights associated with any of the foregoing (collectively "SupplyAccess Materials"). During the Term of this Agreement, all goodwill arising out of En Pointe's use of any of SupplyAccess' trademarks will inure solely to the benefit of SupplyAccess. En Pointe agrees that, except as specifically authorized in this Agreement, all intellectual property rights in the SupplyAccess Materials may only be exercised by SupplyAccess, including the rights to copy, reproduce, modify, transmit, create derivative works from, and file patent applications based in whole or in part on the SupplyAccess Materials. En Pointe further specifically agrees that it will not (a) reverse engineer any part of SupplyAccess Materials; (b) disassemble, decompile, or apply any procedure or process to the SupplyAccess Materials or any software provided by SupplyAccess in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the SupplyAccess Materials or SupplyAccess software or any trade secret information or process contained in the SupplyAccess Materials; or (c) otherwise use any part of the SupplyAccess Materials to compete with SupplyAccess. Notwithstanding anything to the contrary herein, En Pointe shall be free to use the En Pointe Materials and any part thereof to compete with SupplyAccess.

3.4 Equitable Relief. The Parties acknowledge and agree that any breach by a Party of Section 2.4, 2.7 or 3.3, whether or not such default is continuing, will cause irreparable damage to the other Party in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the non-defaulting Party may be entitled, at law or in equity, the non-defaulting Party shall be entitled to such equitable relief as may be ordered by any arbitrator or court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 2.4, 2.7 or 3.3, without the proof of actual damages. For a breach of Section 2.4, 2.7 or 3.3, the non-breaching Party shall, in addition to any other remedy, also be entitled to receive all compensation or profits derived or received by the breaching Party in connection with any transaction constituting a breach of Section 2.4, 2.7 or 3.3 as determined by an arbitrator or court of competent jurisdiction.

4. Source Code Escrow.

4.1 At the time of execution of this Agreement, the Parties shall also enter into an escrow agreement in substantially the form attached hereto as Exhibit "C" with the mutually agreed upon third party escrow agent referred to therein ("DSI") for the purpose of placing in escrow a copy of the source code for the Web Site (located at accesspointe.com) as of the Effective Date of this Agreement and all updates thereto, and a diagram of the technical architecture needed to install and operate the Web Site, and a complete and detailed list of all hardware and software used by SupplyAccess to operate and maintain the Web Site as of the Effective Date and all updates thereto (the "Deposit Materials") in the event of one of the following Release Conditions and under the conditions set forth in Section 4.3. Notwithstanding anything to the contrary, this Agreement does not create any obligation for SupplyAccess to modify or enhance the Web Site.

    (a) Release Condition 1 is defined as the liquidation, dissolution or bankruptcy (voluntary or involuntary) of SupplyAccess, or the appointment of a receiver or trustee in bankruptcy.

    (b) Release Condition 2 is defined as the sale of all or substantially all of SupplyAccess' assets and the loss or interruption of Availability (as defined in Exhibit "E" hereto) in excess of (i) thirty-six (36) continual hours (including both Business Hours and non-Business Hours) or (ii) within a single calendar month, sixteen (16) hours during Business Hours.

    (c) Release Condition 3 is defined as the loss or interruption of Availability in excess of (i) thirty-six (36) continual hours (including both Business Hours and non-Business Hours) or (ii) within a single calendar month, sixteen (16) hours during Business Hours.

    (d) Notwithstanding anything to the contrary, each Release Condition is void if En Pointe has not paid SupplyAccess the $15,000 Monthly Fee owed by En Pointe to SupplyAccess up to the date of occurrence of the relevant Release Condition.

4.2 Escrow Responsibilities.

    (a) En Pointe shall be responsible for establishing the source code escrow agreement and for the costs of the escrow account.

    (b) Within seven (7) of the Effective Date of this Agreement, SupplyAccess shall deliver to DSI (as set forth in Exhibit C) the Deposit Materials. SupplyAccess will confirm in writing that such backup of the Web Site operates in the same manner as the Web Site operates on the Effective Date of this Agreement when configured in accordance with the diagram of the technical architecture needed to install and operate the Web Site.

4.3 Release License.

    The Release License is defined as a limited, non-exclusive, non-transferable, worldwide license, beginning as of the date the first Release Condition occurs and terminating upon the end of the Term to use and modify the Deposit Materials only to the extent necessary to allow En Pointe to make the Web Site available for use (a) internally by En Pointe, and (b) by En Pointe's customers for the purchase of En Pointe's products through the Web Site. The Release License specifically prohibits the resale of a web site that incorporates or uses the Deposit Materials, or reverse engineering of the Deposit Materials to create a separate web site. During any time that En Pointe has possession of the Deposit Materials, SupplyAccess obligations under Section 3.1 of this Agreement shall be suspended (except that Supply Access will use its best efforts to fulfill its obligations under items 1 and 2 of

Exhibit E during the Restoration Period defined below) and En Pointe's obligations under Section 5.3 shall be suspended. If a Release License is granted pursuant to Section 4.1(c) and SupplyAccess restores the Availability of the Web Site within fourteen (14) calendar days of the release of the Deposit Materials to En Pointe (the "Restoration Period"), then (a) that Release License will terminate; (b) En Pointe will cease using the Deposit Materials and return all copies of the Deposit Materials to DSI; (c) SupplyAccess will resume providing the services set forth in Section 3.1; and (d) En Pointe's obligations under Section 5.3 shall resume. The Release License is further subject to the terms and conditions set forth in Section 4.4. Notwithstanding anything to the contrary, the Release License will automatically terminate thirty (30) days after En Pointe's use of a website not hosted by SupplyAccess in a live production environment.

4.4 Exclusions on Release License. If granted, the Release License will be provided to En Pointe "as is" and without warranties or indemnifications of any kind, is subject to definitions of terms as set forth in this Agreement and the limitations of Sections 3.3, 3.4, 5.7, 5.8 and 8 of this Agreement. En Pointe acknowledges and agrees that, other than as specifically set forth herein, SupplyAccess shall have no obligation, responsibility, or liability for the installation, integration, or any other use of the Deposit Materials by En Pointe however SupplyAccess will use is best efforts to assist En Pointe to install and integrate the software at SA' s normal charges per hour. THE RELEASE LICENSE EXCLUDES ALL WARRANTIES AND INDEMNIFICATIONS, EITHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT TO THE EXTENT NECESSARY TO SATISFY ANY LIABILITY FOR THIRD PARTY CLAIMS UNDER SECTION 3.3, IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, PARTNERS, OFFICERS, EMPLOYEES, DIRECTORS, AGENTS, CONTRACTORS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS, AS SUCH, BE LIABLE TO THE OTHER IN CONNECTION WITH THE RELEASE LICENSE, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE, PRODUCT LIABILITY, DUTY TO WARN, AND STRICT LIABILITY), ANY OTHER LEGAL AND EQUITABLE GROUNDS OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT NECESSARILY LIMITED TO, LOSS OF PROFIT, REVENUE OR USE) ARISING OUT OF SUCH PARTY'S PERFORMANCE OR NONPERFORMANCE RELATED TO THE RELEASE LICENSE, BREACH OR DEFAULT UNDER THE RELEASE LICENSE, OR THE USE OF, INABILITY TO USE OR RESULTS OF USE OF THE DEPOSIT MATERIALS, ANY MATERIALS OR OTHER ITEMS FURNISHED UNDER THE RELEASE LICENSE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, EXCEPT TO THE EXTENT NECESSARY TO SATISFY ANY LIABILITY FOR CLAIMS UNDER SECTION 3.3, THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY OR ANY OF THEIR THTRD-PARTY LICENSORS, AND THEIR RESPECTIVE AFFILIATES, PARTNERS, OFFICERS, EMPLOYEES, DIRECTORS, AGENTS, CONTRACTORS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AS SUCH, TO THE OTHER PARTY OR ANY THIRD PARTY UNDER OR IN CONNECTION WITH THIS RELEASE LICENSE, OR ANY GOODS OR SERVICES, SHALL NOT EXCEED $1,000.00.

5. Fees and Hardware Sale

5.1 Fee for Assignment and Transfer of the En Pointe SAP Application Software. En Pointe agrees to pay SupplyAccess one million, fifty thousand dollars ($1,050,000.00) as consideration for the assignment and transfer of the En Pointe SAP Application Software. En Pointe agrees to pay SupplyAccess three hundred thousand dollars ($300,000.00) in cash in accordance with the provisions of Section 5.5. The balance of the fee for the assignment and transfer of the En Pointe SAP Application Software will be paid through the discharge and release by En Pointe of SupplyAccess' remaining obligations under a

Promissory Note dated October 1, 1999 (and amended on February 23, 2000) for En Pointe's benefit ("Promissory Note"). The Parties agree that the Promissory Note is paid in full and SupplyAccess has no further obligation to pay En Pointe any amounts under or arising out of the Promissory Note.

5.2 Initial License Fee. En Pointe agrees to pay SupplyAccess a one-time non-refundable license fee of one dollar ($1.00) (the "Initial AccessPointe License Fee") for the License to use the AccessPointe Web Site. SupplyAccess acknowledges receipt of the payment of the Initial AccessPointe License Fee.

5.3 Monthly Fees. Beginning October 1, 2001, and for the remainder of the Term of this Agreement, En Pointe agrees to pay SupplyAccess a monthly fee of fifteen thousand dollars ($15,000.00), in advance, for use of the Web Site and the SupplyAccess Content incorporated therein.

5.4 In consideration of the payment of seventy-five thousand dollars ($75,000.00) in cash in accordance with the provisions of Section 5.5, SupplyAccess irrevocably sells, conveys, assigns, transfers and delivers to En Pointe all right, title and interest in and to the assets listed in Exhibit B hereto.

5.5 Timing of One-Time Payments. The payments owed by En Pointe to SupplyAccess under Sections 5.1 and 5.4 (the "One-Time Payments," namely $375,000.00) shall be made as follows: (a) twenty five percent (25%) of the total of the One-Time Payments (namely $93,750.00) will be paid by En Pointe to SupplyAccess when SupplyAccess has deposited and verifies in writing to En Pointe that the Deposit Materials have been deposited with DSI; (b) an additional twenty five percent (25%) of the total of the OneTime Payments (namely $93,750.00) will be paid by En Pointe to SupplyAccess on the seventh (7th) day following the Effective Date of this Agreement; and (c) the remainder of the total of the One-Time Payments (namely $187,500.00) will be paid by En Pointe to SupplyAccess on the thirtieth (30th) day following the Effective Date of this Agreement.

5.6 Payment Terms. All amounts payable monthly to SupplyAccess hereunder shall be paid in United States dollars within fifteen (15) calendar days of the beginning of each the month. Interest at twelve percent (12%) per annum or 1.0% accruing monthly, or the highest rate permitted under applicable law, as appropriate, shall automatically become due on all amounts not paid when due. In addition, SupplyAccess shall be entitled to recover all costs and expenses (including attorneys' fees) associated with the collection of all past due amounts.

5.7 Taxes. En Pointe shall pay or reimburse SupplyAccess for all sales, use, property, transfer, privilege, excise, value added, gross receipts and all other taxes and all duties and fees, whether international, national, state or local, however designated, which are levied or imposed by reason of the granting of licenses or the performance of services by SupplyAccess under this Agreement; excluding, however, income taxes on profits which may be levied against SupplyAccess. SupplyAccess agrees to transfer any software pursuant to this Agreement in any manner that En Pointe desires.

5.8 Costs and Expenses. Except as otherwise specified in this Agreement, each Party will pay its own costs and expenses associated with undertaking its activities under this Agreement.

6. Term and Termination

6.1 Term. The term of this Agreement shall commence as of the Effective Date and shall expire on the two (2) year anniversary of the Effective Date, unless sooner terminated pursuant to this Agreement (the "Term").

6.2 Termination for Convenience. Following the first six (6) months of the Term of this Agreement, (a) En Pointe may terminate this Agreement upon thirty (30) days written notice to SupplyAccess; and (b) SupplyAccess may terminate this Agreement upon ninety (90) days written notice to En Pointe. If SupplyAccess terminates this Agreement within nine (9) months of the Effective Date, SupplyAccess may, at SupplyAccess' option and subject to Section 4 of this Agreement (a) continue to provide the services for operating and maintaining the Web Site to En Pointe as set forth in this Agreement for an additional nine (9) months; or must (b) direct the release of the Deposit Materials to En Pointe. Upon such release of the Deposit Materials to En Pointe, En Pointe will be granted a Release License with a Release License Expiration Date of eighteen (18) months from the Effective Date of this Agreement.

6.3 Termination for Cause. Either Party may terminate this Agreement by written notice to the other Party if the other Party breaches any material provision of this Agreement and such breach is not cured within thirty (30) days after written notice thereof.

6.4 Remedies. All rights and remedies of either Party under this Agreement and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one right or remedy shall not be deemed a waiver of any other right or remedy. Nothing contained in any provision of this Agreement shall he construed to limit or exclude any right or remedy of either Party (arising on account of the breach or default by the other Party or otherwise) now or hereafter existing under any other provision of this Agreement, at law or in equity.

6.5 Survival. Notwithstanding any termination of this Agreement, the following provisions shall survive: 2.4, 3.3, 3.4, 5.5, 5.6, 5.7, 5.8, 6.4, 6.5, 7.1, 7.3, and 8 (all subsections), and all obligations to pay past due amounts under this Agreement.

7. Disclaimer and Limitation of Liability

7.1 Disclaimer. SupplyAccess is providing the Web Site and the services associated with the Web Site "AS IS" with no warranties of any kind, express or implied. NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

7.2 Indemnification. SupplyAccess shall defend and indemnify En Pointe, its officers, agents and employees from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of any third party claim (including, without limitation, any claims by a Solution Provider Supplier or an End User) resulting from any breach of SupplyAccess' warranty that, to the best of SupplyAccess' knowledge, aside from the En Pointe SAP License, SupplyAccess is the sole owner of all right, title, and interest in the En Pointe SAP Application Software. In claiming any indemnification hereunder, En Pointe shall promptly provide SupplyAccess with written notice of any claim that En Pointe believes falls within the scope of this Section 7.2. En Pointe may, at its own expense, assist in the defense if it so chooses, provided that SupplyAccess shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind SupplyAccess shall not be final without SupplyAccess' written consent, which shall not be unreasonably withheld.

7.3 Limitation of Liability. AS TO THIS AGREEMENT AND THE OBLIGATIONS SET FORTH HEREIN, EXCEPT TO THE EXTENT NECESSARY TO SATISFY ANY LIABILITY FOR CLAIMS UNDER SECTIONS 2.4, 2.7 AND 3.3, IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, PARTNERS, OFFICERS, EMPLOYEES, DIRECTORS, AGENTS, CONTRACTORS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS, AS SUCH, BE LIABLE TO THE OTHER, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE, PRODUCT LIABILITY, DUTY TO WARN, AND STRICT LIABILITY), ANY OTHER LEGAL AND EQUITABLE GROUNDS OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT NECESSARILY LIMITED TO, LOSS OF PROFIT, REVENUE OR USE) ARISING OUT OF SUCH PARTY'S PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, BREACH OR DEFAUL'I' UNDER THIS AGREEMENT, OR THE USE OF, INABILITY TO USE OR RESULTS OF USE OF THE WEB SITE, OR ANY MATERIALS OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN

ANY EVENT, AS TO THIS AGREEMENT AND THE OBLIGATIONS SET FORTH HEREIN, EXCEPT TO THE EXTENT NECESSARY TO SATISFY ANY LIABILITY FOR CLAIMS UNDER SECTIONS 2.4, 2.7, 3.3 AND 5 (INCLUDING ALL SUBSECTIONS), THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY OR ANY OF THEIR THIRD-PARTY LICENSORS, AND THEIR RESPECTIVE AFFILIATES, PARTNERS, OFFICERS, EMPLOYEES, DIRECTORS, AGENTS, CONTRACTORS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AS SUCH, TO THE OTHER PARTY OR ANY THIRD PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY GOODS OR SERVICES, SHALL NOT EXCEED THE TOTAL MONTHLY AMOUNT PAID TO SUPPLYACCESS UNDER THIS AGREEMENT DURING THE CONSECUTIVE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH LIABILITY.

8. Miscellaneous

8.1 Jurisdiction. This Agreement is made under and shall be construed in accordance with the law of the State of California, without reference to conflict of laws principles, and both SupplyAccess and En Pointe consent to exclusive California State Court or California Federal Court jurisdiction and venue in Los Angeles County.

8.2 Entire Agreement. This Agreement and any attached exhibits, and the Settlement Agreement dated September 21, 2001, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written. This Agreement may not be released, discharged, or modified except by an instrument in writing signed by a duly authorized representative of each of the Parties. The terms of this Agreement shall prevail notwithstanding any variance with the terms and conditions or any invoice or other such document submitted by SupplyAccess or En Pointe. En Pointe agrees that SupplyAccess is responsible only for providing the services and conveying the assets expressly set forth in this Agreement, and SupplyAccess is not responsible for providing any other services or conveying any other property, except as set forth in a subsequent written agreement between the Parties.

8.3 Independent Contractors. The relationship of the Parties under this Agreement is that of independent contractors, and neither Party is an employee, agent, partner, or joint venture of the other.

8.4 Attorneys' Fees. In any action between the Parties to enforce any of the terms of this Agreement, the prevailing Party shall be entitled to recover expenses, including reasonable attorneys' fees.

8.5 Assignment. Except under a Permissible Assignment (defined below), neither Party may assign or transfer any of the rights or responsibilities set forth herein, without the express written consent of the other Party, and any purported attempt to do so shall be deemed void. A Permissible Assignment is an assignment to an entity that (a) is not a competitor of the other Party; and (b) either (i) directly or indirectly Controls, is Controlled by or is under common Control with that Party; or (ii) is a purchaser of all or substantially all of the assets or shares of the assigning Party. "Control" shall be deemed to refer to the direct or indirect power (y) to vote 10% or more of the securities having ordinary voting power for the election of directors of such entity or (z) to substantially direct or cause the direction of the management or policies of such entity, whether by contract or otherwise.

8.6 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

8.7 Waiver. No waiver by any Party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original instrument and all of which together shall constitute the same instrument.

8.9 Force Majeure. Except for the payment of fees, if the performance of any part of this Agreement by either Party is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or governmental action, labor disputes, act of God, or any other causes beyond the control of either Party, that Party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes.

8.10 Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Agreed to and Accepted by:

SupplyAccess, Inc.		En Pointe Technologies, Inc.
By:		By:
	Authorized Representative		Authorized Representative
Name:		Name:
	Printed or Typed		Printed or Typed
Title:		Title:

Date:		Date:

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Assignment and License Agreement